Consulting Master Services Agreement

Immune Therapeutics, Inc. ("**Client**"), with offices located at **37 North Orange Ave, Suite 607, Orlando, FL 32801**, and **Coté Orphan, LLC** ("Contractor"), with offices located at 8630 Fenton Street, Suite 724, Silver Spring, Maryland 20910, USA, make this Consulting Agreement effective as of January 27, 2016 ("Agreement").

1. SCOPE OF SERVICES

1.1. Contractor will perform the services specified in Statements of Work to this Agreement (the "SOW"). Each Statement of Work is hereby incorporated into this Agreement by this reference.

1.1.1. Statements of Work shall be executed by the parties concurrently with the execution of this Agreement and numbered and attached hereto (e.g. Statement of Work No. 1).

1.1.2. Any additional Statements of Work shall be initially generated by Contractor and shall become effective when signed by both parties.

1.1.3. Each Statement of Work should include the following:

1.1.3.1. the services and functions, as well as, materials, documentation and resources to be provided by each party;

1.1.3.2. the requirements and specifications for any work product to be developed by Contractor and delivered to Client (the "Deliverables");

1.1.3.3. estimated delivery dates for the Deliverables; and

1.1.3.4. fees payable to Contractor for the Services and Deliverables along with a fee payment schedule.

2. TERM AND TERMINATION

2.1. This Agreement shall remain in effect for two years effective as of the date signed or until terminated by either party as provided herein.

2.2. This Agreement may be terminated prior to expiration or completion in accordance with the following: (i) By either party without cause on thirty (30) days written notice; or (ii) By either party in the event the other party has failed to perform any obligation required to be performed under this Agreement and such failure is not corrected within thirty (30) days from receipt of written notice advising of such failure from the other party.

3. PAYMENT, EXPENSES, AND FEES

3.1. In consideration of the services to be performed by Contractor, Contractor shall be entitled to compensation as described in SOW. All compensation shall be paid to Contractor along terms defined in SOW. Contractor may assign its right to receive payments, in whole or in part, to a third party with thirty (30) days advance notice to Client.

3.2. Client shall cover Library, Literature References, Printing, and Data Access fees incurred by Contractor during the preparation of this scope of work. Fees are charged for scientific articles, research, and data that is used in the preparation of deliverables. This fee will be billed in conjunction with the final payment for a given SOW as a flat fee of $500.00.

3.3. Client will pay any and all associated fees should a Key Opinion Leader's or any other Subcontractor's input and/or review become necessary for any SOW. Additionally, an administrative fee equal to three percent (3%) of the Subcontractor's total fee shall be administered to cover Contractor's costs associated with finding, subcontracting, and managing Subcontractor. Subcontractor fees will be billed immediately as they occur and will become due upon receipt. No Subcontractor will be consulted unless agreed upon in writing in advance by Client.

3.4. Changes in Drug Name and Indication are considered a change in SOW and must be made by amendment in writing and will trigger the following actions:

3.4.1. A one-time administrative change fee of $1,500 due immediately at the signing of the amendment.

3.4.2. All time and materials incurred before the amendment will be billed immediately at the signing of the amendment using standard hourly rates unless the time and materials will not be effected by the change.

3.5. Client reserves the right to choose to not submit any and all deliverables provided by Contractor under the terms to this Agreement.

3.5.1. Client's decision to not submit is entirely independent of Client's obligation to pay Contractor for services. Under no circumstances shall Client's decision not to submit release Client from obligations to pay Contractor.

4. PAYMENT INSTRUCTIONS

Cote Orphan is not responsible for any bank transfer fees that may be incurred when submitting payment. Client is not authorized to deduct bank transfer fees from Contractor at any time.

All deposits should be made payable to:
Bank of America, NA
222 Broadway
New York, New York 10038
Account # 446027783537
The preferred method of payment is electronic transfer, including direct deposit, automatic payments & ACH transfers
ACH Routing # 052001633

The secondary method of payment is by wire transfer
Wire Transfer Routing # 026009593
Swift code # BOFAUS3N (US Dollars)
Swift code # BOFAUS6S (Foreign Currency)

Contractor also accepts checks, which should be made payable to:
Cote Orphan, LLC

Mailed to:
Cote Orphan, LLC
Attention: Accounts Receivable
8630 Fenton Street, Suite 724

Silver Spring, MD 20910

If you have questions or need assistance, please contact Contractor's Chief Operating Officer Erin Lawless Miller at 202.957.3354 or erin@coteorphan.com.

5. CONFIDENTIALITY AND NON-COMPETE

5.1. Each party agrees to keep confidential all technical, product, business, financial, and other information regarding the business of the other party (the "Confidential Information"), including but not limited to research and development, documentation, marketing plans, customer identity, and business methods. Confidentiality shall be further governed by the Confidentiality and Nondisclosure Agreement between Client and Contractor.

5.2. Each party agrees not to solicit for employment or hire any employee, representative, independent contractor, or other agent of the other during the term of this Agreement and for one (1) year after its termination. This restriction shall not apply to general solicitations which are not specifically directed to either party or their employees.

6. OWNERSHIP

6.1. Client shall maintain all ownership, right, title and interest relating to any and all intellectual property (including, without limitation, patent rights, copyrights, trade secret rights, trademark rights, sui generis database rights and all other rights of any sort throughout the world), inventions (whether or not patentable), works of authorship, designations, designs, know-how, ideas and information made or conceived pursuant to this Agreement.

6.2. In consideration of Client's payment to Contractor as provided for hereunder, Contractor hereby assigns all rights, title and interest, including copyrights, in all intellectual property and work product created for Client in accordance with this Agreement.

6.3. Contractor agrees not to use the work product created for Client under this Agreement, for the benefit of itself/herself or the benefit of any party other than Client, without Client's prior written permission.

7. WARRANTIES OF CONTRACTOR

7.1. Contractor warrants that the Services shall be performed in a workmanlike and professional manner and that all employees assigned to perform work under this Agreement shall have a level of skill and experience commensurate with the requirements of the task to which such employee is required to perform.

7.2. Contractor will comply with all applicable laws in its performance under this Agreement.

7.3. Neither Contractor, nor to Contractor's knowledge, any of its agents, is or ever has been, debarred, suspended, proposed for debarment, declared ineligible or voluntarily excluded from participation in any health care program by any federal or state law or regulation.

8. INDEPENDENT CONTRACTOR

8.1. Contractor agrees that it is an independent contractor and that it will perform under this Agreement as an independent contractor. Nothing in this Agreement shall be deemed to make Contractor an agent, employee or partner of Client.

9. LIMITATION OF LIABILITY & HOLD HARMLESS

9.1. Except in cases of malicious intent or gross negligence, neither Party shall be liable for any special, incidental, indirect, exemplary, punitive, or consequential damages of any kind and however caused, including but not limited to business interruption or loss of profits, loss of business opportunities, or good will even if notified of the possibility of such damage, and notwithstanding the failure of essential purpose of any remedy.

9.2. To the fullest extent permitted by law, Client agrees to indemnify Contractor against all claims for which liability arises for Contractor due to Client's relationship with Contractor. Such claims may include, but are not limited to, cases where Contractor is drawn into suit due to working on behalf of Client. Client shall protect Contractor in any such cases by defending Contractor (including the payment of Contractor's attorney's fees), pay costs on behalf of, indemnify, and hold Contractor harmless. Such protections shall not be owed to the Contractor in cases of the Contractor's own gross negligence or malicious intent.

10. GENERAL TERMS AND CONDITIONS

10.1. This Agreement, referenced documents and any attachments hereto constitute the sole and exclusive statement of the terms and conditions hereof and supersede any prior discussions, writings, and negotiations with respect thereto.

10.2. The parties agree that this Agreement cannot be altered, amended or modified, except by a writing signed by an authorized representative of each party.

10.3. No failure or delay in enforcing any right or exercising any remedy will be deemed a waiver of any right or remedy.

10.4. If any portion of this Agreement is determined to be or becomes unenforceable or illegal, such portion shall be reformed to the minimum extent necessary in order for this Agreement to remain in effect in accordance with its terms as modified by such reformation.

10.5. Any notice required under this Agreement shall be given in writing and shall be deemed effective upon delivery to the party to whom addressed.

10.6. Any list found within this agreement shall be construed to incorporate the as "including, but not limited to".

10.7. THIS AGREEMENT SHALL BE GOVERNED AND INTERPRETED BY THE INTERNAL LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF. ANY ACTION OR SUIT RELATED TO THIS AGREEMENT

SHALL BE BROUGHT IN THE STATE COURTS IN AND FOR MONTGOMERY COUNTY, MARYLAND.

10.8. THE PARTIES AGREE THAT IN THE EVENT OF A DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT, THE SUBSTANTIALLY PREVAILING PARTY SHALL BE ENTITLED TO REIMBURSEMENT OF ITS REASONABLE ATTORNEYS FEES AND COSTS FROM THE NON-PREVAILING PARTY.

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The parties hereto agree to the foregoing as evidenced by their signatures below.

CLIENT: IMMUNE THERAPEUTICS, INC.		COTÉ ORPHAN, LLC	
By:	Noreen Griffin	By:	Tim Coté
Name:	Noreen Griffin	Name:	Timothy R. Coté, MD, MPH
Title:	Chief Executive Officer	Title:	Principal & CEO
Date:	2/16/2016	Date:	February 16, 2016

BILLING CONTACT

Name:		Name:	Erin Lawless Miller, JD
Title:		Title:	Chief Operating Officer
Phone:		Phone:	+1 202.957.3354
Email:		Email:	erin@coteorphan.com
Address:		Address:	8630 Fenton Street, Suite 724
			Silver Spring, MD, 20910, USA